                                                                      EXHIBIT 12


                                  AMETEK, INC.
      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                         2003         2002         2001         2000         1999
                                                      ---------    ---------    ---------    ---------    ---------
EARNINGS:
      Net income                                      $  87,815    $  83,698    $  66,111    $  68,532    $  60,768
      Income tax expense                                 42,272       39,200       18,251       37,606       33,693
      Interest expense - gross                           26,063       25,498       28,505       29,460       25,396
      Capitalized interest                                  (46)        (317)        (592)        (257)        (620)
      Interest portion of rental expense                  2,998        2,839        2,982        2,713        2,307
                                                      ---------    ---------    ---------    ---------    ---------
         Adjusted earnings                            $ 159,102    $ 150,918    $ 115,257    $ 138,054    $ 121,544
                                                      =========    =========    =========    =========    =========


FIXED CHARGES:
      Interest expense, net of capitalized interest   $  26,017    $  25,181    $  27,913    $  29,203    $  24,776
      Capitalized interest                                   46          317          592          257          620
      Interest portion of rental expense                  2,998        2,839        2,982        2,713        2,307
                                                      ---------    ---------    ---------    ---------    ---------
         Fixed charges                                $  29,061    $  28,337    $  31,487    $  32,173    $  27,703
                                                      =========    =========    =========    =========    =========

      Ratio of adjusted earnings to
      fixed charges                                   ---------    ---------    ---------    ---------    ---------
                                                           5.5x         5.3x         3.7x         4.3x         4.4x
                                                      =========    =========    =========    =========    =========